As filed with the Securities and Exchange Commission on March 2, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

OCLARO, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Charcot Avenue
San Jose, CA 95131
(Address of Principal Executive Offices, including Zip Code)

FIFTH AMENDED AND RESTATED 2001 LONG-TERM STOCK INCENTIVE PLAN
 (Full title of the plan)

David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary
Oclaro, Inc.
225 Charcot Avenue
San Jose, CA 95131
(408) 383-1400
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Timothy R. Curry Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 739-3996

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if Smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share (“Common Stock”), reserved for future issuance under the Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan (as amended, the “Plan”)	8,000,000	$6.875	$55,000,000	$6,848
TOTAL	8,000,000		$55,000,000	$6,848
(1)
Pursuant to Rule 416, this registration statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 23, 2018.

Registration of Additional Securities
Pursuant to General Instruction E

This registration statement registers additional shares of Common Stock of Oclaro, Inc. (the “Registrant”) to be issued pursuant to the Plan. Accordingly, we incorporate by reference the contents of the registration statement on Form S-8 (Commission File No. 333-183331) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on August 15, 2012, the registration statement on Form S-8 (Commission File No. 333-200412) filed by the Registrant with the SEC on November 20, 2014, the registration statement on Form S-8 (Commission File No. 333-208057) filed by the Registrant with the SEC on November 16, 2015 and the registration statement on Form S-8 (Commission File No. 333-215139) filed by the Registrant with the SEC on December 16, 2016.
PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following reports, except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, are hereby incorporated into this registration statement and made a part hereof by this reference:

(a)	The Annual Report on Form 10-K for the fiscal year ended July 1, 2017 (File No. 000-30684), filed with the SEC on August 18, 2017;
(b)
All other reports of the Registrant filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and,

(c)
The description of the Registrant’s Common Stock contained in its registration statement on Form S-3 (File No. 333-212455), filed with the SEC on July 11, 2016, and any subsequent amendment or report filed with the SEC for the purposes of updating such description.

In addition, except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 000-30684), filed on August 1, 2014 and incorporated herein by reference).
4.2
Certificate of Amendment to Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 000-30684), filed on November 10, 2015 and incorporated herein by reference).

4.3	Amended and Restated By-laws (previously filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 000-30684), filed on October 29, 2014 and incorporated herein by reference).
5.1	Opinion of Jones Day.
10.1
Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan, as amended (previously filed as Annex B to Registrant’s Proxy Statement on Schedule 14A (File No. 000-30684), filed on September 27, 2017 and incorporated herein by reference).

23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Jones Day (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 2, 2018.

OCLARO, INC.

By:	/s/ Greg Dougherty
Greg Dougherty
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Dougherty, Pete Mangan and David L. Teichmann, and each of them individually, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Greg Dougherty	Chief Executive Officer and Director (Principal Executive Officer )	March 2, 2018
Greg Dougherty
/s/ Pete Mangan	Chief Financial Officer (Principal Financial Officer)	March 2, 2018
Pete Mangan
/s/ Mike Fernicola	Chief Accounting Officer (Principal Accounting Officer)	March 2, 2018
Mike Fernicola
/s/ Marissa Peterson	Chairman of the Board	March 2, 2018
Marissa Peterson
/s/ Edward B. Collins	Director	March 2, 2018
Edward B. Collins
/s/ Kendall W. Cowan	Director	March 2, 2018
Kendall W. Cowan
/s/ Denise Haylor	Director	March 2, 2018
Denise Haylor
/s/ Ian Small	Director	March 2, 2018
Ian Small
/s/ Joel A. Smith III	Director	March 2, 2018
Joel A. Smith III
/s/ William L. Smith	Director	March 2, 2018
William L. Smith